Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-279071) pertaining to the Sabre Corporation 2024 Omnibus Incentive Compensation Plan and the Sabre Corporation 2024 Director Equity Compensation Plan,
(2)Registration Statement (Form S-3 No. 333-279069) and related Prospectus of Sabre Corporation,
(3)Registration Statement (Form S-8 No. 333-271640) pertaining to the Sabre Corporation 2023 Omnibus Incentive Compensation Plan,
(4)Registration Statement (Form S-8 No. 333-264638) pertaining to the Sabre Corporation 2022 Director Equity Compensation Plan,
(5)Registration Statement (Form S-8 No. 333-255679) pertaining to the Sabre Corporation 2021 Omnibus Incentive Compensation Plan,
(6)Registration Statement (Form S-8 No. 333-231014) pertaining to the Sabre Corporation 2019 Omnibus Incentive Compensation Plan and the Sabre Corporation 2019 Director Equity Compensation Plan,
(7)Registration Statement (Form S-8 No. 333-211661) pertaining to the Sabre Corporation 2016 Omnibus Incentive Compensation Plan, and
(8)Registration Statement (Form S-8 No. 333-196056) pertaining to the Sovereign Holdings, Inc. Management Equity Incentive Plan, the Sovereign Holdings, Inc. 2012 Management Equity Incentive Plan, and the Sabre Corporation 2014 Omnibus Incentive Compensation Plan;

of our reports dated February 20, 2025, with respect to the consolidated financial statements and schedule of Sabre Corporation, and the effectiveness of internal control over financial reporting of Sabre Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Dallas, Texas
February 20, 2025